Exhibit 10.1

SECOND AMENDMENT TO FACILITY AGREEMENT

SECOND AMENDMENT TO FACILITY AGREEMENT (this “Amendment”), dated as of November 5, 2018, by and among NEOS THERAPEUTICS, INC., a Delaware corporation (“Borrower”), NEOS THERAPEUTICS COMMERCIAL, LLC, NEOS THERAPEUTICS BRANDS, LLC, NEOS THERAPEUTICS, LP, PHARMAFAB TEXAS, LLC (collectively, the “Guarantors”), DEERFIELD PRIVATE DESIGN FUND III, L.P. (“DPDF”) and DEERFIELD SPECIAL SITUATIONS FUND, L.P. (“DSSF”, and together with DPDF collectively referred to as the “Lenders” and together with the Borrower and the Guarantors, the “Parties”).

RECITALS:

A.            The Borrower and the Lenders have entered into that certain Facility Agreement dated as of May 11, 2016, as amended by the First Amendment to Facility Agreement, dated as of June 1, 2017 by an among the Borrower, the Guarantors and the Lenders (together with all exhibits and schedules thereto and as the same has been and may from time to time hereafter, be further amended, modified, restated or otherwise supplemented, the “Facility Agreement”).

B.            Prior to the Second Amendment Date (as defined below), the Facility Agreement provides for (i) originally, the issuance of Notes to evidence the Loan in an original principal amount of $60,000,000 and (ii) on the date of the First Amendment, the issuance of certain Senior Secured Convertible Notes to evidence the additional loan of the Amendment Date Accrued Interest Amount of $6,586,461.72 as of such date.  As of the date hereof, (i) principal of the Notes described in clause (i) of the preceding sentence in the amount of $60,000,000 remains outstanding and (ii) the foregoing Senior Secured Convertible Notes have been satisfied in full and cancelled in connection therewith in accordance with their terms.

C.            Pursuant to this Amendment (i) the Facility Agreement shall be amended (A) to modify, subject to certain conditions, the schedule of principal repayments thereunder and (B) to provide Borrower with a right, subject to the terms and conditions of the Facility Agreement, to make interest and principal payments through the issuance of Common Stock, (ii) the Notes shall be amended and restated to provide each Lender with a right, subject to the terms and conditions of the Facility Agreement, to convert principal under the Notes into Common Stock, and (iii) the parties have agreed to make certain other modifications to the Facility Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.             Defined Terms.  Capitalized terms used herein which are defined in the Facility Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Facility Agreement.  The Recitals to this Amendment are incorporated herein in their entirety by this reference thereto.

2.             Amendments to Facility Agreement.  Subject to the satisfaction of the Conditions Precedent set forth in Section 4 of this Amendment, the Facility Agreement is hereby amended as follows:

a.             Section 1.1 of the Facility Agreement is hereby amended to add the following additional defined terms:

“2019 10-K” has the meaning set forth in Section 2.3(a).

“2019 Principal Payment” has the meaning set forth in Section 2.3(a)(ii).

“2019 Threshold” has the meaning set forth in Section 2.3(a)(iii).

“2020 10-K” has the meaning set forth in Section 2.3(a).

“2020 Principal Payment” has the meaning set forth in Section 2.3(a)(iii).

“2020 Threshold” has the meaning set forth in Section 2.3(a)(iii).

“2021 Principal Payment” has the meaning set forth in Section 2.3(a)(iv).

“2022 Principal Payment” has the meaning set forth in Section 2.3(a)(iv).

“Conversion Shares” means “Conversion Shares” as defined in, and issued upon conversion of, the Notes.

“Existing Notes” means each of (i) that certain Promissory Note dated as of May 11, 2016 in the original principal amount of $20,000,000 issued by the Borrower in favor of Deerfield Special Situations Fund, L.P., and (ii) that certain Promissory Note dated as of May 11, 2016 in the original principal amount of $40,000,000 issued by the Borrower in favor of Deerfield Private Design Fund III, L.P.

“No Call Expiration Date” means, with respect to a prepayment  of Principal upon the occurrence of a Change of Control as required pursuant to Section 2.3(b), May 11, 2020, and with respect to any  other prepayment, December 31, 2020.

“Prepayment Fees and Make Whole Interest” has the meaning set forth in Section 2.3(b).

“Pro Rata Share” shall means, with respect to any Lender, the applicable percentage set forth on Schedule I to the Second Amendment or such other percentage as the Lenders shall unanimously determine; provided that the Lenders shall notify the Borrower of such determination at least three (3) days prior to the effectiveness of such other percentage.

“Second Amendment” shall mean the Second Amendment to Facility Agreement dated as of November 5, 2018 among the Borrower, Guarantors and Lenders.

“Second Amendment Date” shall mean November 5, 2018.

“Second Amendment Principal Payment” has the meaning set forth in Section 2.3(a)(i) hereto.

b.             The following definitions in Section 1.1 of the Facility Agreement are hereby amended and restated in their entirety to read as follows:

“Common Stock” means the common stock of the Company.

“Loan Documents” means this Agreement, the Notes, the Security Agreement, the First Amendment, the Second Amendment, the Registration Rights Agreement, the Second Amendment Registration Rights Agreement and any other document or instrument executed by the Borrower or any Subsidiary and delivered in connection with any of the foregoing and dated the Agreement Date or subsequent thereto, whether or not specifically mentioned herein or therein; provided that Common Stock, Interest Payment Shares and Conversion Shares, each as defined in the Senior Secured Convertible Note, are excluded from “Loan Documents.”

“Net Product Sales” means, in respect of any period, the net product sales of the Borrower’s products (representing the gross product sales, less gross to net sales adjustments) as disclosed in the Borrower’s financial statements included in the periodic report for such period timely filed with the SEC.

“Notes” means the Amended and Restated Senior Secured Convertible Notes issued to the Lenders evidencing the Loan in substantially the form of Exhibit A attached to the Second Amendment, as amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means all obligations for the payment or repayment of the Loans, interest, fees, premiums and all other amounts due with respect thereto or otherwise arising under or in connection with this Agreement or the other Loan Documents.

“Second Amendment Registration Rights Agreement” means that certain Registration Rights Agreement dated as of November 5, 2018 by and among the Company and the Lenders in the form attached as Exhibit C to the Second Amendment, as it may be amended, restated, modified and supplemented from time to time.

“Securities” shall mean, collectively the Notes (including the guaranties thereof by the Guarantors), the Conversion Shares, the Principal Payment Shares (as defined in Exhibit 2.3 to the Second Amendment) and the Interest Payment Shares (as defined in Exhibit 2.3 to the Second Amendment).

c.             Section 1.1 of the Facility Agreement is hereby amended by deleting the defined term “Senior Secured Convertible Notes” set forth therein.

d.             Section 1.1 of the Facility Agreement is hereby amended to add at the end thereof the following sentence:

“In addition to the terms defined herein, certain terms are defined in Exhibit 2.3 hereto.”

e.             Section 2.3 of the Facility Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         Borrowers shall repay the outstanding principal amount of the Loan as follows:

(i)            $7,500,000 of the outstanding principal amount of the Loan shall be repaid on the Effective Date (as defined in the Second Amendment) (the “Second Amendment Principal Payment”)

(ii)           $7,500,000 of the outstanding principal amount of the Loan shall be repaid on May 11, 2019 (the “2019 Principal Payment);

(iii)          $15,000,000 of the outstanding principal amount of the Loan shall be repaid on May 11, 2020 (the “2020 Principal Payment”); provided, however, that (A) if the Borrower’s Net Product Sales for the year ending December 31, 2019 exceed $75,000,000 (the “2019 Threshold”), then the 2020 Principal Payment shall be deferred to, and shall be due and payable on, May 11, 2021 and (B) if the 2020 Principal Payment is so deferred and the Borrower’s Net Product Sales for the year ending December 31, 2020 exceed $100,000,000 (the “2020 Threshold”), then the 2020 Principal Payment shall be further deferred to, and shall be due and payable on, the Maturity Date;

(iv)          $15,000,000 of the outstanding principal amount of the Loan shall be repaid on May 11, 2021 (the “2021 Principal Payment”) (in addition to the 2020 Principal Payment that may then be due and payable); and

(v)           all outstanding principal and interest and all other outstanding Obligations shall be due and payable on May 11, 2022 (the principal portion of such payment, the “2022 Principal Payment” and such date, the “Maturity Date”).

Subject to Sections 2.3(b) and 2.3(c) the Borrowers (i) may prepay the Obligations in whole or in part at any time and from time to time and (ii) shall prepay all of the outstanding Obligations upon the occurrence of a Change of Control.  The amount of any prepayment of the Obligations shall be allocated among the Lenders in accordance with their respective Pro Rata Shares.

For purposes of Section 2.3(a)(iii), any deferral of the 2020 Principal Payment pursuant to clause (A) of such provision shall become effective (if at all) upon the timely filing of the Borrower’s Annual Report on Form 10-K for the year ending December 31, 2019 (the “2019 10-K”) and any further deferral of the 2020 Principal Payment pursuant to clause (B) of such provision shall become effective (if at all) upon the timely filing of the

Borrower’s Annual Report on Form 10-K for the year ending December 31, 2020 (the “2020 10-K”) and, in each case, delivery to the Lenders of a certificate of the Chief Financial Officer of the Borrower, certifying that the Net Product Sales for the annual period covered by the applicable 10-K are as set forth in such 10-K and exceed the 2019 Threshold or 2020 Threshold, as applicable.  In the event that the Borrower fails to timely file the 2019 10-K with the SEC, the Net Product Sales for the year ending December 31, 2019 shall be deemed to be less than the 2019 Threshold, and in the event that the Borrower fails to timely file the 2020 10-K with the SEC, the Net Product Sales for the year ending December 31, 2020 shall be deemed to be less than the 2020 Threshold.

(b)           If the Obligations are prepaid (in cash, satisfied through the issuance of Freely Tradeable Shares or otherwise) in whole or in part for any reason (other than through the conversion by the Lenders of principal into Conversion Shares (as defined in the Notes) pursuant to the Notes), whether voluntarily, in connection with a Change of Control or as a result of acceleration of the Obligations upon the occurrence of an Event of Default, such prepayment shall be accompanied by payment by the Borrower to the Lenders of (i) the amount of all accrued and unpaid interest on the principal amount of the Notes prepaid through the date of such prepayment, plus (ii) a prepayment fee in the amount of 6.25% of the amount of principal prepaid, if such prepayment occurs on or before December 31, 2021, plus (iii) an amount equal to the amount of all interest which, absent such prepayment, would have accrued on the principal amount of the Notes prepaid from the date of such prepayment through the No Call Expiration Date, if such prepayment occurs on or prior to the No Call Expiration Date which amounts shall be payable in cash (the amounts payable pursuant to clauses (i), (ii) and (iii) of this Section 2.3(b), collectively, the “Prepayment Fees and Make Whole Interest”).  Notwithstanding anything to the contrary contained herein, if the Borrower elects to prepay principal (in whole or in part) through the issuance of Freely Tradeable Shares in accordance with Exhibit 2.3, (A) for purposes of determining whether such prepayment occurred prior to the No Call Expiration Date or December 31, 2021, as applicable, such prepayment shall be deemed to have occurred on the date the applicable Share Issuance Notice (as defined in Exhibit 2.3) is delivered; (B) the amounts payable pursuant to clauses (i), (ii) and (iii) of this Section 2.3(b) in respect of such prepayment shall be determined on a daily basis, based on the Principal Credit Amount (as defined in Exhibit 2.3) for each Principal Share Issuance Closing Date (as defined in Exhibit 2.3) relating to the applicable Issuance Period (as defined in Exhibit 2.3); and (C) the sum of the Prepayment Fees and Make Whole Interest in respect of such prepayments shall be due and payable in cash on the second Trading Day following the expiration of the applicable Issuance Period.  The Borrower shall provide Lenders two (2) Business Days prior written notice of any voluntary prepayment of the Obligations (a “Prepayment Notice”).  In the event the Borrower elects to make a voluntary prepayment, the Borrower shall file with the SEC a Current Report on Form 8-K disclosing its delivery of a Prepayment Notice, no later than 8:35 a.m., New York City time, on the Trading Day immediately following the date the applicable Prepayment Notice is sent by the Borrower.

(c)           Notwithstanding anything to the contrary in the Loan Documents (and in addition to the amounts payable pursuant to Section 2.3(b)), upon the payment in full of the Obligations (whether voluntarily, in the connection with a Change of Control or as a result of acceleration of the Obligations upon the occurrence of an Event of Default and whether before, at the time of or after the Maturity Date ), the Borrower shall pay to the Lenders a non-refundable exit fee in the amount of $750,238.93, which shall be due and payable in cash.  The amount of such fee shall be allocated among the Lenders in in accordance with their respective Pro Rata Shares.

(d)           Each payment by the Borrower to the Lenders in respect of the Obligations shall be applied (i) first, ratably to all fees, costs and expenses (including any attorneys’ fees) owed to any Lender under the Loan Documents, but only to the extent such fees, costs and expenses have been invoiced and are due and payable, (iii) second, ratably to accrued and unpaid interest owed to the Lenders, (iv) third, ratably to the outstanding principal amount of the Loans owed to the Lenders (including any Prepayment Fees and Make Whole Interest with respect thereto), and, (v) fourth, to all other Obligations owing to any Lender; provided that voluntary prepayments of principal shall be applied against, and reduce, principal payments in the order specified in Section 2.3(e); and, provided, further, that during the continuance of a Default or an Event of Default, payments shall be applied as determined by the Required Lenders in their sole discretion.

(e)           From and after the Effective Date, any conversions of Notes by any Lender into Conversion Shares (as defined in the Notes) and any prepayments of principal by the Borrower (whether in cash or through the issuance of Freely Tradeable Shares in accordance with Section 2.3(f) and Exhibit 2.3) shall be applied against, and reduce, principal repayments required pursuant to Section 2.3(a) with respect to each applicable Lender’s Notes in the order set forth in Section 2.3(a) (after giving effect to any deferral(s) of the 2020 Principal Payment), in each case, as of the date of the applicable Conversion Notice (as defined in the Notes), applicable Principal Share Issuance Closing Date or applicable cash prepayment until the earlier to occur of (A) the time such principal repayment obligation has been satisfied in full (whether by repayment or as a result of Conversions (as defined in the Notes) by the Lenders), and (B) 5:00 p.m. (New York City time) on the Trading Day immediately preceding the date such principal repayment is due (i.e. following the earlier of (A) and (B) such conversion or prepayment would be applied against the next principal repayment requirement pursuant to Section 2.3(a)).”

(f)            The Borrower may elect in lieu of paying in cash the principal payment otherwise due and payable hereunder on an applicable payment date set forth in Section 2.3(a), to satisfy such principal payments in Freely Tradeable Shares pursuant to the terms of Exhibit 2.3 attached to the Second Amendment. The Borrower’s right to make such election shall not apply to the payment of the amounts described in Section 2.3(b) or Section 2.3(c), which shall only be payable in cash.

f.             The Facility Agreement is hereby amended by amending and restating the second sentence of Section 2.7 as follows:

“Interest, including any interest on principal that is repaid through the conversion of the Notes, shall be paid quarterly in arrears commencing on June 1, 2016 and on the first Business Day of each September, December, March and June thereafter (each, an “Interest Payment Date”) and on the Maturity Date.”

g.             The Facility Agreement is hereby amended to add the following as the last two sentences of Section 2.7 thereof:

“The Borrower may elect in lieu of paying in cash any accrued and unpaid interest due and payable hereunder on an applicable Interest Payment Date to satisfy such interest payment obligation in Freely Tradeable Shares pursuant to the terms of Exhibit 2.3 hereto.  The Borrower’s right to make such election shall not apply to the payment of the amount described in clause (iii) of Section 2.3(b), which shall only be payable in cash.”

3.             Amendment of Notes.  Effective as of the Effective Date, each of the Existing Notes shall be amended and restated automatically (without the need for further action by any Party) to give effect to the amendments contained in the form of amended and restated Notes attached hereto as Exhibit A.

4.             Conditions Precedent.  The amendments to the Facility Agreement contemplated hereby shall be effective upon the consummation of the Offering (as defined below) on the Offering Terms (as defined below) (the date of such effectiveness, the “Effective Date”), subject to the fulfillment or waiver by the Lenders of the following conditions (“Conditions Precedent”):

(i)            Delivery of Documents.  The Lenders shall have received the instruments, documents and agreements listed and described on the closing checklist attached hereto as Exhibit B, duly executed where appropriate by an authorized representative of each Person a party thereto, in each case in form and substance satisfactory to the Lenders.

(ii)           Performance; No Default.  The Borrower shall have performed and complied with all agreements and conditions contained in the Facility Agreement and the other Loan Documents to be performed by or complied with by the Borrower prior to the Effective Date.  No Event of Default shall exist as  of the date hereof or as of the Effective Date.

(iii)          Representations and Warranties.  The representations and warranties of the Borrower and the Guarantors contained herein shall be true and correct in all respects as of the date hereof and as of the Effective Date (as defined below).

(iv)          Delivery of Notes.  The Borrower shall have delivered to each Lender a Note substantially in the form of Exhibit A hereto in the aggregate principal amount set forth opposite such Lender’s name on Schedule I hereto; provided, for the avoidance of doubt, that upon the delivery of such Notes and the effectiveness of this Amendment, the Existing Notes shall be immediately cancelled and of no further force and effect.

(v)           Registration Rights Agreement.  The Borrower shall have delivered to the Lenders the Second Amendment Registration Rights Agreement in the form of Exhibit C attached hereto executed by it.

(vi)          Opinion.  The Lenders shall have received customary opinions of Goodwin Procter LLP, counsel to the Borrower.

(vii)         Payment of Principal.  The Borrower shall have paid to each Lender its Pro Rata Share of the Second Amendment Principal Payment, together with accrued interest thereon, by wire transfer of immediately available funds to accounts specified by the Lenders.

(viii)        Offering.  The Borrower shall have consummated the Offering (as defined below) on the Offering Terms (as defined below), prior to the Termination Date (as defined below).

5.             Representations and Warranties of the Borrower.  The Borrower and the Guarantors, jointly and severally, each hereby represent and warrant to the Lenders as of the date of this Amendment as follows, which representations and warranties shall survive the execution and delivery of this Amendment and continue in full force and effect until all of the Notes have been repaid in full:

a.             Organization and Good Standing. Each of the Borrower and the Guarantors is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

b.             Authority.  Each of the Borrower and Guarantors has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment, the Notes and the other Loan Documents as amended hereby and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Amendment by each of the Borrower and Guarantors, the execution and delivery of the Notes by the Borrower and the consummation by it of the transactions contemplated hereby and by the other Loan Documents as amended hereby have been duly authorized by all necessary action on its part, and no further action of its board of directors, managers, partners, stockholders or members is required in connection herewith or therewith.

c.             Consents.  Each of the Borrower and Guarantors is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more registration statements in accordance with the requirements of the Second Amendment Registration Rights Agreement, one or more Exchange Act filings disclosing the entry into this Amendment and the transactions contemplated herby, one or more notifications to NASDAQ related to the Common Stock underlying the Notes, and any filings as may be required by any state securities agencies), any Governmental Authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Amendment, the Facility Agreement, the Notes, the Second Amendment Registration Rights Agreement or the other Loan Documents (as amended hereby), to which it is a party, in each case, in accordance with the terms hereof or thereof.  Each of the Borrower and the Guarantors shall obtain or make (as applicable) all consents, authorizations, orders, filings and registrations which it is required to obtain pursuant to the preceding sentence on a timely basis, and it is not aware of any facts or circumstances that would reasonably be expected to prevent it from obtaining or effecting any of the registration, application or filings contemplated by this Amendment, the Notes, the Second Amendment Registration Rights Agreement or the other Loan Documents (as amended hereby).  The Borrower is not in violation of the requirements of NASDAQ and has no knowledge of any facts or circumstances which would reasonably be expected to lead to delisting or suspension of the Common Stock in the foreseeable future.  The Borrower is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act).  The Borrower is eligible to register the Conversion Shares for resale by the holders thereof on a registration statement on Form S-3 under the Securities Act.  The Common Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Borrower is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the its Common Stock.  The transfer agent for the Common Stock is a participant in, and the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program.  The Common Stock is not, and has not at any time been, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of the Common Stock through DTC.

d.             Valid and Binding Agreement.  Each of this Amendment and the Notes has been duly executed and delivered by each of the Borrower and the Guarantors, as applicable, and constitutes its valid and binding obligations, enforceable against it in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

e.             Non-Contravention.  The execution and delivery of this Amendment and the Notes and the performance by each of the Borrower and the Guarantors of its obligations hereunder, thereunder and under the other Loan Documents as amended hereby does not and will not (i) violate any provision of its certificate of incorporation or formation, operating agreement, partnership agreement, bylaws or other organizational documents, as applicable (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which it is subject, or by which any of its property or assets is bound or affected, (iii) require any permit, authorization, consent, approval, exemption or other action by, notice to or filing with, any court or other federal, state, local or other governmental authority or other Person, (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under any permit or contract to which it is a party or by which any of its properties or assets are bound, or (v) result in the creation or imposition of any Lien on any part of its properties or assets.  No Default or Event of Default exists.

f.             Issuance of Shares.  The Conversion Shares issuable upon a conversion of the Notes, and any Principal Payment Shares and Interest Payment Shares issuable pursuant to the Facility Agreement (as amended hereby) are duly authorized and when issued upon any such conversion or in accordance with Exhibit 2.3, as applicable, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Borrower, and will not be issued in violation of, or subject to, any preemptive or similar rights of any Person.  The Borrower has reserved from its duly authorized capital stock the Conversion Shares issuable pursuant to the Notes (without regard to the 4.985% Cap or the Conversion Cap (each as defined in the Notes)).

g.             SEC Reports.  The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Borrower was subject to such requirements) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

h.             Certain Fees.  No brokerage or finder’s fees or commissions are or will be required to be paid by the Borrower or any of its affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Amendment.  The Lenders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(h) that may be due in connection with the transactions contemplated hereby.

i.              Exemption from Registration.  Neither the Borrower, nor any of its affiliates, nor any Person acting on its or their behalf, has offered or issued any of the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act).  Assuming the accuracy of the Lenders’ representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and issuance of the Securities by the Borrower to the Lenders as contemplated hereby.  The amendments and transactions contemplated hereby, including the issuance and sale of the Securities, subject to the Exchange Cap, do not contravene, or require stockholder approval pursuant to, the rules and regulations of NASDAQ.

j.              No Integrated Offering.  Neither the Borrower, nor any of its affiliates, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering and issuance of the Securities to be integrated with prior or contemporaneous offerings by the Borrower (i) for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act, or (ii) for purposes of any applicable stockholder approval provisions of NASDAQ.  Without limiting the foregoing, the offering and the issuance of the Securities shall not be integrated with the Offering.

k.             Protective Plans.  The Borrower and the Borrower’s board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Borrower’s certificate of incorporation, bylaws or the laws of the State of Delaware that is or could become applicable to any of the Lenders as a result of the transactions contemplated hereby or by the Notes and the other Loan Documents (as amended hereby) and the Borrower’s fulfilling its obligations with respect thereto, including the Borrower’s issuance of the Securities.  The Borrower has not adopted a stockholders rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Borrower (an such plan or arrangement, a “Rights Plan”), and after the date of this Amendment, the Borrower will not adopt any Rights Plan that in any way limits or restricts any Lender’s (or any permitted transferee’s) exercise in full of its rights under the Notes or otherwise with respect to any Conversion Shares, Principal Payment Shares or Interest Payment Shares.

l.              Underwritten Offering.  The Borrower will enter into the Underwriting Agreement (as defined below) for purposes of effecting the Offering (as defined below) on the Offering Terms (as defined below), and does not expect that the closing of the transactions contemplated thereby will be prevented or materially delayed, and is not aware of facts or circumstances that would reasonably be expected to prevent or materially delay such closing.

6.             Representations and Warranties of the Lenders.  Each Lender hereby severally represents and warrants to as follows:

a.             Organization and Good Standing.  Such Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

b.             Authority.  Such Lender has the requisite power and authority to enter into and to consummate the transactions contemplated by this Amendment and the Second Amendment Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Amendment and the Second Amendment Registration Rights Agreement by such Lender and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Lender and no further action is required in connection herewith or therewith.

c.             Valid and Binding Agreement.  This Amendment and the Second Amendment Registration Rights Agreement have been duly executed by such Lender and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of such Lender, enforceable against such Lender in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

d.             Non-Contravention.  The execution and delivery of this Amendment and the Second Amendment Registration Rights Agreement by such Lender and the performance by such Lender of its obligations hereunder and thereunder does not and will not (i) violate any provision of such Lender’s organizational or charter documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Lender is subject, or by which any property or asset of such Lender is bound or affected, (iii) violate or result in a material breach of contract to which such Lender is a party or by which any of its properties or assets are bound.

e.             Exemption.  Such Lender understands that the Securities are being offered, sold, issued and delivered to it in reliance upon specific provisions of federal and applicable state securities laws, and that the Borrower is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Lenders set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

f.             Knowledge; Sophistication.  Such Lender has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities, and has so evaluated the merits and risks of such investment.

g.             Accredited Investor Status.  Such Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

h.             Transfer or Resale.  Such Lender understands that the Securities will be subject to restrictions on transfer, and bear restrictive legends, as (and only to the extent) set forth in the Notes.

7.             Additional Covenants.  Borrower covenants and agrees that:

a.             Delivery of Notes.  Immediately upon the effectiveness of this Agreement and the delivery of the Notes by the Borrower to the Lenders, the Existing Notes shall be cancelled and of no further force and effect.  As promptly as possible following the date hereof, each Lender shall deliver the Existing Notes to the Borrower for destruction.  For the avoidance of doubt, the amendment and restatement of the terms of the Notes as provided therein, and the cancellation of the Existing Notes in connection therewith, shall not be conditioned upon, or be subject to, the delivery of the Existing Notes by the Lenders.

b.             Reservation of the Common Stock.  On and after the date hereof, the Borrower shall at all times reserve and keep available, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Borrower to issue Conversion Shares pursuant to the Notes (without regard to the 4.985% Cap or the Conversion Cap).

c.             Blue Sky Filings.  The Borrower shall take such action as is reasonably necessary in order to obtain an exemption for, or to qualify the Securities for, issuance and sale to the Lenders under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Lender.

d.             Listing. The Borrower has submitted a notification of listing of additional shares for the listing of the Conversion Shares and the Interest Payment Shares on The Nasdaq

Global Market and will use its reasonable best efforts to secure such listing.  The Borrower shall pay all fees and expenses in connection with satisfying its obligations under this Section 7(d).

e.             Disclosure.

(i)            No later than 5:00 p.m., New York City time, on the date of this Amendment, the Borrower will file with the Commission a preliminary prospectus supplement, dated the date hereof (including the documents and information incorporated by reference therein, the “Prospectus Supplement”), which supplements the prospectus, dated August 12, 2016 (including the documents incorporated by reference therein, the “Base Prospectus” and, together with the Prospectus Supplement, the “Preliminary Prospectus”), forming a part of the Registration Statement on Form S-3 (File No. 333-212809) filed by the Borrower with the Commission on August 1, 2016 and declared effective by the Commission on August 12, 2016.  On or before 9:00 a.m., New York City time, on the first (1st) Business Day following the date of this Amendment, the Borrower expects to enter into the underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”) referred to in the Prospectus Supplement, pursuant to which the Borrower will agree to sell to the Underwriter, for resale to the public, shares of its Common Stock for gross proceeds of at least $30,000,000 (plus additional  shares of its Common Stock for additional gross proceeds of at least $4,500,000) (the “Offering” and the foregoing terms thereof, the “Offering Terms”).  The Borrower and each Guarantor jointly and severally represents that the Preliminary Prospectus, as of its date and as of the date hereof does not, and as of the effectiveness of this Amendment, the Preliminary Prospectus will not, contain any untrue statement of a material fact or omit to state any  material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)           The Borrower represents and warrants that, upon the filing of the Prospectus Supplement it will have disclosed all material, non-public information (if any) provided or made available to any Lender (or any Lender’s agents or representatives) by Borrower or any of its respective officers, directors, employees, affiliates or agents in connection with the transactions contemplated by this Amendment, the Offering or otherwise on or prior to the date hereof, including with respect to any actual, proposed or contemplated transaction involving the Borrower, any subsidiary of the Borrower and/or any third party, other than the Pricing Information (as defined below).

(iii)          On or before 5:00 p.m., New York time, on the date of this Amendment, the Borrower shall file a Current Report on Form 8-K (the “8-K Filing”) (1) describing all the material terms of the transactions contemplated by this Amendment and attaching this Amendment (including the exhibits hereto), and (2) disclosing any other presently material non-public information (if any) provided or made available to any Lender (or any such Lender’s agents or representatives) on or prior to the  filing of the 8-K Filing (other than the Pricing Information).  On or before 9:00 a.m., New York City time, on the first (1st) Business Day following the date of this Amendment, the Borrower shall issue a widely disseminated press release (the “Pricing Press Release”) disclosing any material information relating to the Offering (including the number of shares being offered and the public offering price), in each case, omitted from the Preliminary Prospectus (“Pricing Information”).  From and after the filing of the 8-K Filing and the issuance of the Pricing Press Release, the Borrower shall have disclosed all material, non-public information (if any) provided or made available to any Lender (or any Lender’s agents or representatives) by Borrower or any of its respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Amendment or otherwise on or prior to the date hereof.  Notwithstanding anything contained in this Amendment to the contrary and without implication that the contrary would otherwise be true, after giving effect to the 8-K Filing, the Borrower expressly acknowledges and agrees that no Lender shall have (unless expressly agreed to by a particular Lender after the date hereof in a written definitive and binding agreement executed by the Borrower and such particular Lender or customary oral  (confirmed by e-mail) “wall-cross” agreement (it being understood and agreed that no Lender may bind any other Lender with respect thereto)), any duty of trust or confidence with respect to, or a duty not to trade in any securities on the basis of, any information regarding the Borrower.  Notwithstanding the forgoing, as soon as practicable following the closing of the Offering, and in any event within one hour following such closing, if such closing occurs at or before 4:00 p.m., New York time, on a Trading Day, and on or before 7:00 a.m., New York time, on the first (1st) Business Day after the date of such closing if such closing occurs at any other time, the Borrower shall file a Current Report on Form 8-K disclosing that the Offering has closed and that the Effective Date shall have occurred.

(iv)          Notwithstanding any affirmative disclosure obligations of the Borrower or Guarantor pursuant to the terms of this Amendment or any of the other Loan Documents or anything else to the contrary contained herein or therein, (a) subject to clause (b) below, each of the Borrower and Guarantor shall not, and shall cause each of its officers, directors, employees and agents to not on behalf of the Borrower, provide any Lender with any material non-public information with respect to the Borrower from and after the filing of the 8-K Filing with the SEC without the express prior written consent of such Lender, and (b) in the event that the Borrower or Guarantor believes that a notice or communication to any Lender contains material, nonpublic information with respect to the Borrower, the Borrower shall so indicate to such Lender prior to the delivery of such notice or communication, and such indication shall provide such Lender the means to refuse to receive such notice or communication (in which case any time period to deliver such notice or communication to any Lender shall automatically be deemed tolled with respect to each Lender until one Business Day after such Lender has advised the Borrower whether it wishes to receive or refuse such notice or communication and any obligation of the Borrower to provide such notice to such Lender under the Facility Agreement or this Amendment shall be deemed waived if such Lender advises the Borrower that it wishes to refuse such notice or communication).  In the absence of any such indication by Borrower to a Lender, such Lender shall be allowed to presume that all matters relating to such notice or communication do not constitute material nonpublic information with respect to the Borrower.  Without limiting the forgoing, neither any Lender nor any employee, partner, officer or Affiliate of any Lender shall have any duty of trust or confidence with respect to, or any obligation not to trade in any securities on the basis of, any material nonpublic information regarding the Borrower, any of its subsidiaries or Affiliates or any of their respective property, assets, securities or businesses provided by, or on behalf of, the Borrower, any of its subsidiaries, any of their respective Affiliates or any of their respective officers, directors, employees, attorneys, representatives or agents, in violation of any of the covenants set forth in this Section 7(e) or that is otherwise possessed (or continued to be possessed) by any Deerfield Party as a result of a breach of any of the covenants set forth in this Section 7(e).

f.             Reporting. From the date of this Amendment until the first Business Day on which (i) no Notes are convertible into shares of Common Stock of the Borrower, other than by virtue of the 4.985% Cap thereunder, and (ii) the Borrower is not, and will not become (upon the satisfaction of conditions, passage of time or both), entitled to satisfy interest or principal through the issuance of Common Stock (the “Reporting Period”), (A) the Borrower shall timely (without giving effect to any extensions pursuant to Rule 12b-25 of the Exchange Act) file all reports required to be filed with the SEC pursuant to the Exchange Act, and (B) the Borrower shall not take any action that would reasonably be expected to result in the termination of the registration of its Common Stock under the Exchange Act or otherwise terminate its status as an issuer required to file reports under the Exchange Act, even if the securities laws would otherwise permits any such termination.  None of such reports, when filed, will contained any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, without limiting the foregoing, the Net Product Sales reflected in any such reports shall be accurate.  All financial statement filed by the Borrower with the SEC during the Reporting Period shall fairly present the consolidated financial position of the Borrower and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods presented and shall have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments that are not material individually or in the aggregate and lack of footnote disclosures).  The Borrower shall take all actions necessary to cause its Common Stock to remain listed on the NASDAQ Global Market during the Reporting Period.  The Borrower shall not take any action that would reasonably be expected to result in the delisting or suspension or termination of trading of the Common Stock of the Borrower on the NASDAQ Global Market.

g.             Fees & Expenses.  The Borrower shall promptly reimburse the Lenders for all of their reasonable out-of-pocket, costs, fees and expenses, including fees and disbursements of legal counsel, incurred in connection with the negotiation, drafting and execution of this Amendment and the consummation of the transactions contemplated hereby.

8.             Acknowledgements: Borrower and the Guarantors, jointly and severally, irrevocably and unconditionally acknowledges, affirms and covenants to each Lender that:

a.             such Lender is not in default under any of the Loan Documents and has not otherwise breached any obligations to Borrower or Guarantors; and

b.             there are no offsets, counterclaims or defenses to the Obligations, including the liabilities and obligations of the Borrower or any Guarantor under the Notes and other Loan Documents (as amended hereby), or to the rights, remedies or powers of such Lender in respect of any of the Obligations or any of the Loan Documents, and the Borrower and each Guarantor agrees not to interpose (and each does hereby waive and release) any such defense, set-off or counterclaim in any action brought by such Lender with respect thereto.

9.             This Amendment is an amendment contemplated under Section 6.6 of the Facility Agreement. For the avoidance of doubt, this Amendment is governed by and subject to the provisions of Article 6 of the Facility Agreement, which provisions are incorporated herein in their entirety by this reference thereto.

10.          Effect of Amendment; Reservation of Rights.  The parties hereto hereby agree that (a) the term “Notes” as used in the Loan Documents shall mean the Notes as amended and restated pursuant to the terms hereof, and (b) the term “Obligations” as used in the Loan Documents, as amended hereby, shall include all liabilities and obligations of the Borrower and Guarantors under this Amendment, under the Facility Agreement (including as amended hereby) under the Notes and under the other Loan Documents, and each of the parties hereto agrees not to take any contrary positions. Except as expressly set forth herein, none of the Lenders has agreed to any modification of the Facility Agreement or any other Loan Document, nor waived (nor hereby waives), any obligation of Borrower or any Guarantor, or any breach, default or Event of Default that may exist, under any of the Loan Documents, nor any of its rights or remedies thereunder, including any rights or remedies arising from any breach, default or Event of Default, and each of the Lenders expressly reserves all such rights and remedies.

11.          Efforts; Termination  The Borrower and each Guarantor agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under to consummate the Offering upon the Offering Terms prior to the Termination Date (as defined below) and to otherwise satisfy the conditions to the effectiveness of the amendments to the Facility Agreement set forth herein.  This Amendment shall terminate and be of no force or effect if the Effective Date does not occur on or before November 8, 2018 (the “Termination Date”) or if the Company does not enter into the Underwriting Agreement by 9:00 a.m. (New York City time) on November 6, 2018; provided, however, that notwithstanding any such termination, the Borrower’s obligations under Section 7(g) (Fees & Expenses) shall survive any such termination and remain in full force and effect until discharged in full.

12.          Reaffirmation.  The execution and delivery of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, constitute a waiver of any provision of the Facility Agreement or any other Loan Document or serve to effect a novation of the obligations (including the Obligations).  Each of the Borrower and the Guarantors, as issuer, debtor, grantor, pledgor, mortgagor, guarantor or assignor, or in other any other similar capacity in which such Person grants Liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) acknowledges and agrees that it has reviewed this Amendment, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Loan Documents (as amended hereby) to which it is a party (after giving effect hereto), and (iii) to the extent such Person granted Liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations (as amended hereby).  Each of the Borrower and the Guarantors hereby consents to this Amendment and acknowledges that this Amendment is a Loan Document and that each of the Loan Documents (as amended hereby) remains in full force and effect and is hereby ratified and reaffirmed.  Neither this Amendment nor any prior amendment of any of the Loan Documents shall be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Obligations, the Facility

Agreement or any of the other Loan Documents or establish a course of conduct with respect to future requests for amendments, modifications or consents.

[Remainder of Page Intentionally Left Blank, signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

BORROWER:

NEOS THERAPEUTICS, INC.

By:	/s/ Richard I. Eisenstadt
Name:	Richard I. Eisenstadt
Title:	Chief Financial Officer

GUARANTORS:

NEOS THERAPEUTICS COMMERCIAL, LLC

By:	/s/ Richard I. Eisenstadt
Name:	Richard I. Eisenstadt
Title:	Chief Financial Officer

NEOS THERAPEUTICS BRANDS, LLC

By:	/s/ Richard I. Eisenstadt
Name:	Richard I. Eisenstadt
Title:	Chief Financial Officer

NEOS THERAPEUTICS, LP

By:	PharmaFab Texas, LLC, its general partner

By:	/s/ Richard I. Eisenstadt
Name:	Richard I. Eisenstadt
Title:	Authorized Signatory

PHARMAFAB TEXAS, LLC

By:	/s/ Richard I. Eisenstadt
Name:	Richard I. Eisenstadt
Title:	Authorized Signatory

LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P., its General Partner
By:	J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

Exhibit 2.3

Share Payment Provisions

If the Borrower elects, in lieu of paying in cash any principal or interest due and payable under Section 2.3 or Section 2.7 of the Facility Agreement (the “Agreement”), as applicable, to satisfy any such amounts due through the issuance of Freely Tradeable Shares (as defined below), pursuant to Section 2.3 or Section 2.7 of the Agreement, the following terms shall apply:

1.                                      Defined Terms.  Capitalized terms used in this Exhibit 2.3 and not otherwise defined herein shall have the meanings set forth in the Agreement.  To the extent there is any conflict between terms defined in this Exhibit 2.3 and the use of such terms in any other Loan Document, for purposes of this Exhibit 2.3 and Section 2.3, such terms shall have the meanings set forth herein.  For purposes of this Exhibit, the following terms shall have the following meanings:

“2019 Principal Payment Date” has the meaning set forth in Section 5(d) of this Exhibit.

“Applicable Trading Period” has the meaning set forth in Section 4(b) of this Exhibit.

“Bloomberg” means Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and designated by the Borrower and the Required Lenders.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Credit Amount” means any Interest Credit Amount or any Principal Credit Amount, as applicable.

“Delisting Event” means any of the following: (i) the Common Stock is not listed on a Principal Market (as defined in the Notes), (ii) trading in the Common Stock on the Principal Market is suspended, or (iii) the Borrower is not in compliance with any rule or regulation, which non-compliance would result in the suspension or cessation of the trading or listing of the Common Stock on the Principal Market.

“Failure Amount” has the meaning set forth in Section 8 of this Exhibit.

“Floor Price” has the meaning set forth in Section 3 of this Exhibit.

“Freely Tradeable Shares” means any shares of Common Stock which, at the time of issuance thereof, (i) are duly authorized, validly issued, fully paid and non-assessable; (ii) are eligible for resale by the Lenders, without limitation or restriction (including any volume limitation, but excluding any current public information requirement for so long as such current public information requirement is satisfied) under state or Federal securities laws, pursuant to Rule 144 under the Securities Act; and (iii) do not bear, and are not subject to, any restrictive legend, stop transfer or similar restriction.

“Interest Credit Amount” has the meaning set forth in Section 4(a) of this Exhibit.

“Interest Payment Shares” means a number of shares of Common Stock equal to the applicable Share Issuance Amount divided by the Interest Payment Share Price.

“Interest Payment Share Price” means 93% of the lesser of (i) the Last Bid Price prior to the Interest Payment Date and (ii) the arithmetic average of the Volume Weighted Average Price on each of the ten (10) consecutive Trading Days immediately preceding the Interest Payment Date.

“Issuance Period” means, with respect to a Share Issuance Notice pursuant to which the Borrower elects to repay principal, the period commencing on the third Trading Day following delivery of the Share Issuance Notice and ending at the completion of ten (10) consecutive Trading Days (including such initial Trading Day) thereafter; provided, that in the event of the occurrence of a Share Delivery Failure during any Issuance Period, such Issuance Period shall be deemed to have ended at the completion of the date on which such Share Delivery Failure has occurred and, provided, further, that the Issuance Period shall be deemed to have ended at such time during an Issuance Period as Partial Reference Date Shares are issuable in accordance with Section 4(b) of this Exhibit 2.3.

“Last Bid Price” means, with respect to any security as of any time of determination, the last (closing) bid price on the Principal Market as reported by, or based upon data reported by, Bloomberg.

“Market Capitalization” means, as of any date of determination, the product of (i) the number of issued and outstanding shares of Common Stock as of such date (exclusive of any shares of Common Stock issuable directly or indirectly upon exercise of any Options or conversion of the Notes or any other Convertible Securities), multiplied by (ii) the closing price per share of Common Stock as of the preceding Trading Day on the Principal Market, as reported by, or based upon data reported by, Bloomberg.

“Options” means any rights, warrants, options or restricted stock options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Partial Reference Date Shares” has the meaning set forth in Section 4(b) of this Exhibit.

“Principal Credit Amount” has the meaning set forth in Section 4(b) of this Exhibit.

“Principal Market” means the principal securities exchange or trading market for the Common Stock.

“Principal Share Issuance Closing Date” has the meaning set forth in Section 4(b) of this Exhibit.

“Principal Share Issuance Notice” has the meaning set forth in Section 3 of this Exhibit.

“Reference Date” has the meaning set forth in Section 4(b) of this Exhibit.

“Requisite Stockholder Approval” means approval of the Borrower’s stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock pursuant to Exhibit 2.3 of the Facility Agreement and upon conversion of the Notes in excess of the Share Issuance Limit and the Exchange Cap (as defined in the Notes).  For the avoidance of doubt, any approval by the stockholders of the Borrower that does not result in the lapse or other termination of the Exchange Cap shall not constitute the Requisite Stockholder Approval.

“Share Delivery Failure” has the meaning set forth in Section 8 of this Exhibit.

“Share Issuance Amount” has the meaning set forth in Section 3 of this Exhibit.

“Share Issuance Closing Date” has the meaning set forth in Section 4(b) of this Exhibit.

“Share Issuance Limit” means 2,135,625 shares of Common Stock, subject to appropriate adjustment for any Stock Events occurring after November 5, 2018, except that such limitation shall not apply in the event that the Company obtains the Requisite Stockholder Approval (it being acknowledged, for the avoidance of doubt, that the Company has no obligation to seek such approval), and a “Lender’s Share Issuance Limit” means such Lender’s Pro Rata Share of the Share Issuance Limit.

“Stock Event” shall have the meaning given to such term in the Notes.

“Trading Day” means any day on which the Common Stock is traded for at least six hours on the Principal Market.

“Unsatisfied Principal Amount” has the meaning set forth in Section 9 of this Exhibit.

“Volume Weighted Average Price” means, for the Common Stock as of any Trading Day, the volume weighted average sale price of the Common Stock on the Principal Market as reported by Bloomberg. Volume Weighted Average Price will be determined without regard to after-hours trading or any other trading outside of the regular trading hours.

“Withholding Date” means the first date on which the Borrower withholds or determines that it is required to withhold any Taxes as a result of the provisions of this Exhibit or the issuance of any shares of Common Stock, or consummation of any transactions, as contemplated hereby.

2.                                      General.  Subject to the terms and conditions of this Exhibit, the Borrower’s valid exercise of its share issuance rights under this Exhibit and subsequent fulfillment of its obligations hereunder (including the issuance of the applicable number of Freely Tradeable Shares and payment of any applicable Prepayment Fees and Make Whole Interest) shall be deemed to satisfy its obligation (i) to pay interest on the Interest Payment Date for which such share issuance right is being exercised or (ii) to repay the amount of principal for which such share issuance right is being exercised, as applicable.

3.                                      Exercise of Share Issuance Rights.  Subject to the terms and conditions of this Exhibit, the Borrower may deliver to each of the Lenders notice by electronic mail (a “Share Issuance Notice”) of its intention to issue Freely Tradeable Shares pursuant to the provisions of this Exhibit in order to satisfy principal due under Section 2.3(a) of the Agreement or interest due on any Interest Payment Date under Section 2.7 of the Agreement, in each case, by delivering such Freely Tradeable Shares to the Lenders; provided, however, that, in addition to the limitations set forth in Section 5 of this Exhibit, (i) the Borrower may not deliver a Share Issuance Notice in respect of the satisfaction of principal or interest on or prior to the six month anniversary of the Second Amendment Date, (ii) a Share Issuance Notice may only be delivered between the close of regular trading on a Trading Day and three (3) hours prior to the opening of regular hours on the following Trading Day; (iii) a Share Issuance Notice in respect of the satisfaction of interest may only be delivered on a date that is not more than fifteen (15) and not less than ten (10) Trading Days prior to the Interest Payment Date for the interest payment being satisfied through the issuance of Freely Tradable Shares; and (iv) the Borrower may not deliver a Share Issuance Notice or issue shares of Common Stock to satisfy interest or principal under this Exhibit (a) during the occurrence of a Delisting Event, (b) at any time on or after the date on which the Borrower has entered into, or publicly disclosed its intention to enter into, an agreement with respect to, or is otherwise subject to a transaction that would result in, a Change of Control, (c) at any time following the occurrence, and during the continuance, of an Event of Default or a Default, (d) from and after a Withholding Date, (e) if, as of the close of trading on the immediately preceding Trading Day, the Market Capitalization is less than $100,000,000, (f) to the extent that the aggregate number of shares of Common Stock issued pursuant to prior Share Issuance Notices has equaled the Share Issuance Limit, (g) unless all material information regarding the Borrower (including any material information that may be included in, or reflected by, the Share Issuance Notice) has been publicly disclosed in a report filed pursuant to the Exchange Act or has been otherwise publicly disclosed in a manner compliant with Regulation FD, (h) unless all shares of Common Stock issuable pursuant to such Share Issuance Notice will, at the time of issuance, be Freely Tradeable Shares, (i) if the transfer agent for the Common Stock is not participating in DTC’s Fast Automated Securities Transfer Program, (j) if any Lender, after consultation with outside counsel of its choosing, promptly advises the Borrower that the receipt or resale of Common Stock issued or issuable hereunder would result in such Lender being deemed an “underwriter” within the meaning of Section 2(11) under the Securities Act, (k) if the arithmetic average of the Volume Weighted Average Price on each of the ten (10) Trading Days immediately preceding such date is less than $3.00, subject to appropriate adjustment for any Stock Event following the Second Amendment Effective Date, or (l) if the Common Stock is subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of the Common Stock through DTC (collectively, the “Share Issuance Conditions”).  Subject to such provisions, a Share Issuance Notice shall be irrevocable, shall specify (x) the aggregate amount of interest or principal, as applicable, subject to such Share Issuance Notice, in each case, broken out by the amount due each Lender and (y) in the case of a Share Issuance Notice that provides for the satisfaction of principal through the issuance of Freely Tradeable Shares, a floor price (the “Floor Price”) that is no less than $3.00 per share, subject to appropriate adjustment for any Stock Event (such amount, a “Share Issuance Amount”).  If the Lenders do not confirm receipt of the Share Issuance Notice within three (3) Trading Days of the delivery thereof, the Borrower shall thereafter use its reasonable best efforts to confirm (by email, telephonically or otherwise) such receipt, and in no event shall the Issuance Period commence unless and until the Lenders have confirmed such receipt.  For the avoidance of doubt, the Borrower may exercise its right under this Exhibit 2.3, and may deliver a Share Issuance Notice, only one time with respect to the interest due and payable on any Interest Payment Date.

4.                                      Share Issuance.

(a)                                 On each Interest Payment Date in respect of which a Share Issuance Notice has been delivered hereunder to provide for the satisfaction of interest through the issuance of Freely Tradeable Shares, by no later than 9:00 a.m., New York City time, the Borrower shall deliver to each Lender its Pro Rata Share of the applicable Interest Payment Shares by causing the transfer agent for the Common Stock to electronically transmit such Interest Payment Shares to such Lender by crediting to the account of such Lender’s prime broker (as specified by such Lender no later than one Trading Day prior to the Interest Payment Date) with DTC through its Deposit/Withdrawal at Custodian (DWAC) system its Pro Rata Share of such Interest Payment Shares determined pursuant to Section 6 of this Exhibit.  Concurrently with the valid delivery of the related Interest Payment Shares on the applicable Interest Payment Date, an amount (the “Interest Credit Amount”) of interest payable on such Interest Payment Date equal to the product of (x) the number of Interest Payment Shares issued and delivered to a Lender on such date multiplied by (y) the applicable Interest Payment Share Price, shall be deemed to have been satisfied.

(b)                                 To the extent that the Borrower elects to satisfy principal in Freely Tradeable Shares pursuant to a Share Issuance Notice, for each Trading Day during the applicable Issuance Period (each, a “Reference Date”), the Borrower shall issue to each Lender such Lender’s Pro Rata Share of an aggregate number of shares of Common Stock (rounded to the nearest whole share, with 0.5 being rounded up) equal to the product of (x) the number of shares of Common Stock traded at or above the Floor Price (on all exchanges and quotation systems on which shares of Common Stock are cited as having been traded, per the Bloomberg AQR function) on such Reference Date between 9:35 a.m., New York City time, and 3:55 p.m., New York City time (the “Applicable Trading Period”), multiplied by (y) 0.19 (the “Daily Issuance Shares”); provided, that, at such time on any Reference Date as the value (as determined in accordance with this Section 4(b)) of all shares issuable in respect of such Reference Date (up to such time of such Reference Date) (the “Partial Reference Date Shares”) together with the value of all shares issued or issuable hereunder in respect of prior Reference Dates during such Issuance Period are sufficient to satisfy the entire principal portion of the Share Issuance Amount then the Daily Issuance Shares shall be equal to the Partial Reference Date Shares and such Issuance Period and the Applicable Trading Period shall thereafter be deemed terminated for all purposes hereunder.  Within two hours following the close of regular trading hours on each Reference Date for which Daily Issuance Shares are issuable hereunder, the Lenders shall deliver a notice (a “Daily Share Notice”) to the Borrower setting forth the number of Daily Issuance Shares and the portion of the Share Issuance Amount to be satisfied on the Principal Share Issuance Closing Date (as defined below) related to such Reference Date, together with appropriate calculations of such amount.  By no later than 5:30 p.m., New York City time, on the second Trading Day following each Reference Date (each, a “Principal Share Issuance Closing Date”), the Company shall deliver to each Lender its Pro Rata Share of the applicable Daily Issuance Shares by causing the Company’s transfer agent to electronically transmit such Daily Issuance Shares to each Lender by crediting to the account of each Lender’s prime broker (as specified by such Lender no later than one Trading Day prior to the applicable Principal Share Issuance Closing Date) with DTC through its Deposit/Withdrawal at Custodian (DWAC) system its Pro Rata Share of such Daily Issuance Shares.  Concurrently with the valid delivery of the related Daily Issuance Shares on each Principal Share Issuance Closing Date, an amount (the “Principal Credit Amount”) equal to the product of (x) the number of shares of Common Stock issued and delivered to a Lender on such date multiplied by (y) 93% of the Volume Weighted Average Price for shares of Common Stock that trade at or above the Floor Price during the Applicable Trading Period (on all exchanges and quotation systems on which shares of Common Stock are cited as having been traded, per the Bloomberg AQR function) on the applicable Reference Date shall be applied to, and reduce, the principal amount being satisfied through the issuance of Common Stock, in each case, in accordance with Sections 2.3(e) of the Agreement.

(c)                                  All shares of Common Stock issued and delivered pursuant to this Section 4 shall be Freely Tradeable Shares (and for the avoidance of doubt, only Freely Tradeable Shares shall be deemed to constitute Interest Payment Shares or Daily Issuance Shares and be applied to any Credit Amount).  In connection with the issuance and delivery of any shares of Common Stock to the Lenders pursuant to this Section 4, the Borrower shall deliver to the transfer agent for its Common Stock, by no later than (i) the last Business Day prior to the Interest Payment Date for which a Share Issuance Notice has been delivered to provide for the satisfaction of interest or (ii) the first Principal Share Issuance Closing Date for each Issuance Period in respect of a Share Issuance Notice delivered to provide for the satisfaction of principal, as applicable, an opinion of counsel reasonably satisfactory to the Lenders, substantially in the form attached as Annex 1 to this Exhibit,  relating to all shares of Common Stock to be issued and delivered to the Lenders as Freely Tradeable Shares, and such other instructions, documents and instruments as may be reasonably required by such transfer agent in connection with the issuance to the Lenders of Freely Tradeable Shares on the Interest Payment Date or during such Issuance Period, as applicable.  Copies of such instructions, documents and instruments shall be provided to the Lenders promptly upon a request therefor.

5.                                      Limitations on Share Issuances.  Notwithstanding anything herein to the contrary:

(a)                                 The Borrower shall not issue to any Lender, and no Lender may acquire, a number of shares of Common Stock hereunder to the extent that, upon such issuance, the number of shares of Common Stock then beneficially owned by such Lender and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Lender’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Lender is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities (including the Notes) that have limitations on the right to convert, exercise or acquire similar to the limitation set forth herein), would exceed 4.985% of the total number of shares of Common Stock then issued and outstanding (the “4.985% Cap”).  For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by each Lender shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. All Share Issuance Notices shall set forth the number of shares of Common Stock then outstanding.  Upon written request of any Lender at any time, the Borrower shall, within one (1) Business Day, confirm orally and in writing to such Lender the number of shares of Common Stock then outstanding.  At any time following delivery of a Share Issuance Notice and ending on the last Trading Day prior to the applicable Interest Payment Date or any applicable Principal Share Issuance Closing Date, each Lender shall have the right to deliver notice to the Borrower (a “Cap Notice”) (and, if applicable, shall be entitled to include such Cap Notice in a Daily Share Notice) stating the maximum number of shares of Common Stock that may be issued to such Lender without exceeding the maximum number of shares that such Lender may receive under the 4.985% Cap (the “Maximum Share Amount”), which shall be conclusive and binding upon the Borrower and such Lender. Notwithstanding anything herein to the contrary, in no event shall (i) the number of shares issued to a Lender pursuant to any Share Issuance Notice relating to interest or to a Lender on any Principal Share Issuance Closing Date exceed such Lender’s applicable Maximum Share Amount specified in such Lender’s Cap Notice; (ii) the aggregate number of shares issued to a Lender pursuant to any Share Issuance Notice, together with the shares previously issued to such Lender pursuant to Share Issuance Notices, exceed such Lender’s Share Issuance Limit; or (iii) any shares be issued to any Lender pursuant to a Share Issuance Notice relating to interest to the extent that all of the interest payment due on the applicable Interest Payment Dates have been otherwise satisfied or all Interest Payment Dates have occurred. For the avoidance of doubt, the Borrower shall not be entitled, or permitted, to issue an aggregate number of shares of Common Stock pursuant to this Exhibit 2.3 in excess of the Share Issuance Limit.

(b)                                 The Borrower shall not deliver more than one Share Issuance Notice on any day.  Following the delivery of any Share Issuance Notice, from and after the delivery thereof, the Borrower shall not deliver a subsequent Share Issuance Notice until three (3) Trading Days following: (i) if the first such Share Issuance Notice provides for the satisfaction of interest through the issuance of Freely Tradeable Shares, the date all of the interest payable on the applicable Interest Payment Date shall have been satisfied in full and (ii) if the first such Share Issuance Notice provides for the satisfaction of principal through the issuance of Freely Tradeable Shares, the date that the Borrower shall have delivered a number of Freely Tradeable Shares equal to the Daily Issuance Shares for each Trading Day during the applicable Issuance Period and satisfied its obligation to pay (in cash) the Prepayment Fees and Make Whole Interest applicable to the principal repaid pursuant to such Share Issuance Notice.

(c)                                  Following the delivery of any Conversion Notice (as defined in the Notes) the Borrower shall not deliver a Share Issuance Notice that provides for the satisfaction of principal through the issuance of Freely Tradeable Shares until ten (10) Trading Days following the issuance of Conversion Shares pursuant to such Conversion Notice.

(d)                                 The Borrower shall not deliver a Share Issuance Notice that would result in any Issuance Period ending fewer than three (3) Trading Days prior to a date on which principal is due under Section 2.3(a) of the Purchase Agreement, except in connection with the 2019 Principal Payment so long as the Share Issuance Notice is delivered prior to the date the 2019 Principal Payment is due (the “2019 Principal Payment Date”).  If the Borrower delivers a Share Issuance Notice prior to the 2019 Principal Payment Date and the Issuance Period with respect thereto shall not have ended prior to the 2019 Principal Payment Date, then for the 2019 Principal Payment Date and each calendar day thereafter, the difference between the Share Issuance Amount and the sum of the Principal Credit Amounts as of the end of each such day shall bear interest at the annual rate of 20%, compounded daily, and the Share Issuance Amount shall increase daily by the amount of such interest until the earlier of (i) such time as the sum of the Principal Credit Amounts equals the Share Issuance Amount as so increased and (ii) such time as the excess of the Share Issuance Amount, as so increased, over the sum of the Principal Credit Amounts has been paid by the Borrower to the Purchasers in cash.  Notwithstanding anything to the contrary contained herein, if the Borrower delivers a Share Issuance Notice prior to the 2019 Principal Payment Date, then the Borrower shall not be obligated to pay an amount equal to the Share Issuance Amount on the 2019 Principal Payment Date, but (for the avoidance of doubt) the Borrower shall remain obligated to pay the portion of the 2019 Principal Payment in excess of the applicable Share Issuance Amount on the 2019 Principal Payment Date in accordance with the terms of the Facility Agreement.  If, as of the end of the Issuance Period in respect of any such Share Issuance Notice, the Share Issuance Amount, as increased in accordance with this paragraph, exceeds the sum of the applicable Principal Credit Amounts for such Issuance Period, the Company shall pay such excess amount to the Lenders (ratably, based on their Pro Rata Shares), in cash by wire transfer of immediately available funds, on the first Business Day following the end of such Issuance Period.

6.                                      Allocation Among Lenders.  All shares of Common Stock issuable to the Lenders pursuant to this Exhibit, all Credit Amounts and all Failure Amounts shall be allocated pro rata among the Lenders based on each Lender’s Pro Rata Share.

7.                                      Termination of Right to Issue Shares.  If any of the Share Issuance Conditions is not satisfied at any time following the delivery of a Share Issuance Notice and prior to the Interest Payment Date to which the Share Issuance Notice relates or prior to any Principal Share Issuance Closing Date in respect of such Share Issuance Notice, the Borrower shall immediately notify each of the Lenders of such failure and the Borrower shall not be permitted to issue shares of Common Stock in lieu of the cash interest owed on such Interest Payment Date and none of the Daily Issuance Shares otherwise issuable on such Principal Share Issuance Closing Date shall be considered to have been delivered to the Lenders for any purposes hereunder.

8.                                      Failure to Deliver Share Issuance Shares.  If the Borrower fails on any Interest Payment Date or Principal Share Issuance Closing Date to cause the delivery of the Interest Payment Shares or Daily Issuance Shares, as applicable, required to be delivered on that date, and such failure is not cured within one (1) Trading Day following such Interest Payment Date or Principal Share Issuance Closing Date (a “Share Delivery Failure”), the Share Issuance Amount in respect of such Interest Payment Date or Principal Share Issuance Closing Date, as applicable, shall not be reduced in respect of such Interest Payment Shares or Daily Issuance Shares until such shares are actually issued and delivered, and in addition to all other rights and remedies of the Lenders and the Lenders under this Exhibit, the Agreement and the other Loan Documents,  the Borrower shall promptly pay to each of the Lenders, for each day that such Share Delivery Failure occurs or continues, an amount equal to five percent (5%) of the amount that would have constituted such Lender’s Credit Amount on such day had such failure not occurred (the “Failure Amount).

9.                                      Borrower Reporting.  The Borrower shall file with the SEC a Current Report on Form 8-K disclosing its delivery of a Share Issuance Notice include the amount of principal or interest to which such Share Issuance Notice relates, no later than 8:35 a.m., New York City time, on the Trading Day immediately following the date the applicable Share Issuance Notice is sent by the Borrower.  In addition, if as of the end of the Issuance Period in respect of any Share Issuance Notice, the Credit Amounts for such Issuance Period are less than the Share Issuance Amount specified in the Share Issuance Notice (such shortfall, the “Unsatisfied Principal Amount”), then no later than 8:35 a.m., New York City time, on the Trading Day immediately following the expiration of such Issuance Period, the Borrower shall file with the SEC a Current Report on Form 8-K disclosing the portion of the Share Issuance Amount that was satisfied through the issuance of Freely Tradeable Shares, and the Unsatisfied Principal Amount as of the end of the Issuance Period.

Annex 1 to Exhibit 2.3 - Payment Share Provisions

EXHIBIT A

Notes

EXHIBIT B

Closing Document Checklist

DEERFIELD / NEOS THERAPEUTICS SECOND AMENDMENT TO FACILITY AGREEMENT

CLOSING CHECKLIST

Borrower	Neos Therapeutics, Inc., a Delaware corporation

Deerfield	Deerfield Private Design Fund III, L.P. and Deerfield Special Situations fund, L.P.

Goodwin	Goodwin Procter LLP, Borrower’s counsel

Katten	Katten Muchin Rosenman LLP, Deerfield’s counsel

Guarantors	Neos Therapeutics Commercial, LLC (DE) (NTC) Neos Therapeutics Brands, LLC (DE) (NTB) Neos Therapeutics, LP (TX) (NTLP) PharmaFab Texas, LLC (TX) (PFT)

	Document	Responsible Party	Signatures	Status
1.	Second Amendment to Facility Agreement	Katten/Goodwin	☐ Borrower ☐ NTC ☐ NTB ☐ NTLP ☐ PFT ☐ Deerfield
2.	Exhibits to Second Amendment to Facility Agreement		N/A
	Exhibit A—Amended and Restated Note	Katten/Goodwin	N/A
	Exhibit B—Closing Checklist	Katten/Goodwin	N/A
	Exhibit C—Registration Rights Agreement	Katten/Goodwin	N/A
3.	Schedules	Borrower	N/A
4.	Amended and Restated Senior Secured Convertible Notes in favor of each Lender	Katten	☐ Borrower
5.	Second Amendment Registration Rights Agreement	Katten/Goodwin	☐ Borrower ☐ Deerfield
6.	Legal Opinion	Goodwin	☐ Goodwin
A.	CERTIFICATES AND MISCELLANEOUS
7.	Secretary’s Certificate of Borrower, attaching the below	Goodwin	☐ R. Eisenstadt ☐ G. McLaughlin

Document	Responsible Party	Signatures	Status
A. Certificate of Incorporation of Borrower	Goodwin	N/A
B. Bylaws of Borrower	Goodwin	N/A
C. Good Standing (DE) of Borrower	Goodwin	N/A
D. Resolutions	Goodwin	☐ A. Heller ☐ G. McLaughlin ☐ B. Fong ☐ G. Robitaille ☐ J. Schmid ☐ L. Szyper ☐ B. Hecht
E. Incumbency	Goodwin	☐ R. Eisenstadt ☐ G. McLaughlin

EXHIBIT C

Form of Second Amendment Registration Rights Agreement

Schedule I

Lender	Principal Amount of Note at Second Amendment Date	Pro Rata Share
DEERFIELD PRIVATE DESIGN FUND III, L.P.	$40,000,000	66 2/3%
DEERFIELD SPECIAL SITUATIONS FUND, L.P.	$20,000,000	33 1/3%